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                              EXHIBIT 23

                    CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Statement Nos. 33-47497 and 33-62797) of American Express Credit Corporation and in the related prospecti of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1996.


                           /s/ Ernst & Young LLP




  New York, New York
  March 25, 1997